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Exhibit 10.54

AMENDMENT TO SEVERANCE AGREEMENT

        This Amendment to Severance Agreement ("Amendment") is made and effective as of November 29, 2005, by and between Reliant Energy, Inc., a Delaware corporation having its principal place of business in Houston, Harris County, Texas (the "Company") and James B. Robb ("Executive").

        WHEREAS, Executive was employed by the Company as the Senior Vice President, Retail Marketing; and

        WHEREAS, Executive will resign from his position as the Company's Senior Vice President, Retail Marketing and all of his other positions with the Company and any of its subsidiaries and affiliates effective as of November 23, 2005; and

        WHEREAS, the Company and Executive have previously entered into that certain Severance Agreement effective as of January 14, 2003 (the "Agreement"); and

        WHEREAS, the Company considers it in the best interest of the Company to amend certain provisions of the Agreement;

        NOW, THEREFORE, the Company and Executive have entered into this Amendment effective as of November 29, 2005, as follows:

        1.     The definition of "Covered Termination" in Section 1 of the Agreement is hereby amended to add the following sentence to the end thereof:

  "Furthermore, notwithstanding the foregoing, a Covered Termination shall also include Executive's voluntary resignation as the Company's Senior Vice President, Retail Marketing effective November 23, 2005, with the Executive's last day on the Company's payroll to be January 3, 2006, pursuant to his letter of resignation dated November 29, 2005."

        2.     As used in Section 1 of the Agreement, the phrase "date of Executive's Covered Termination" shall mean the last date Executive shall be on the Company's payroll, which date is agreed by the parties to be January 3, 2006.

        3.     Except as provided in the preceding two paragraphs of this Amendment, and without duplication of benefits, Executive shall be entitled to the benefits as provided under the terms of the Agreement, and all terms, conditions and restrictions set forth in the Agreement, including, but not limited to, the Waiver and Release requirement, shall continue in full force and effect and shall apply with respect to this Amendment.

        4.     This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

RELIANT ENERGY, INC.
By:	/s/ KAREN TAYLOR Karen Taylor Senior Vice President Human Resources
EXECUTIVE
/s/ JAMES B. ROBB James B. Robb
Signature Date: November 29, 2005

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  Exhibit 10.54
AMENDMENT TO SEVERANCE AGREEMENT (ROBB)